UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 8, 2009

DELCATH SYSTEMS, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-16133	06-1245881
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 FIFTH AVENUE, 23rd FLOOR NEW YORK, NEW YORK	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 489-2100

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

[ ] Pre−commencement communications pursuant to Rule 14d−2(b) under the Exchange Act (17 CFR 240.14d−2(b))

[ ] Pre−commencement communications pursuant to Rule 13e−4(c) under the Exchange Act (17 CFR 240.13e−4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 8, 2009 the Board of Directors of Delcath Systems, Inc. (the “Company”) approved a form of indemnification agreement (the “Indemnification Agreement”) and authorized the Company to enter into the Indemnification Agreement with each of its directors and executive officers (each, an “Indemnitee”). The Company expects that each of its directors and executive officers will execute an Indemnification Agreement as soon as practicable.

The Indemnification Agreement requires the Company to hold harmless and to indemnify each Indemnitee to the fullest extent authorized or permitted by the Delaware General Corporation Law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, subject to specified limitations. The Indemnification Agreement provides for advancement of reasonable expenses to an Indemnitee within 20 days after the Company receives an Indemnitee’s invoices for such expenses. An Indemnitee will be required to reimburse the Company for reasonable expenses paid by the Company, however, if it shall be ultimately determined that the Indemnitee is not entitled to indemnification.

The foregoing summary of the Indemnification Agreement is qualified in its entirety by reference to Exhibit 10.1 of this Current Report on Form 8-K, the content of which is hereby incorporated by reference herein.

Item 9.01.       Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Description
10.1	Form of Indemnification Agreement adopted on April 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 10, 2009

DELCATH SYSTEMS, INC.

By:	/s/ Richard L. Taney
	Name:	Richard L. Taney
	Title:	Chief Executive Officer